EXHIBIT 21

PARENT AND SUBSIDIARIES

 (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

National Holding Investment Company

Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:

Presto Manufacturing Company

Jackson, Mississippi (A Mississippi Corporation)

Century Leasing and Liquidating, Inc. (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)

Its Subsidiary:

Presto Export, Inc. (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)

Jackson Sales and Storage Company

Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company

Canton, Mississippi (A Mississippi Corporation)

National Defense Corporation (Inactive)

Eau Claire, Wisconsin (A Wisconsin Corporation)

AMTEC Corporation

Janesville, Wisconsin (A Wisconsin Corporation)

Its Division:

Amron

Antigo, Wisconsin

Its Subsidiary:

Spectra Technologies LLC

East Camden, Arkansas (A Delaware Corporation)

Presto Absorbent Products, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

NPI Export Corporation (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)